Exhibit 10.3

EXECUTION VERSION

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This Company Stockholder Support Agreement (this “Agreement”) is dated as of October 3, 2022, by and among Freedom Acquisition I Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Combination Agreement (as defined below)) (“Acquiror”), the Persons set forth on Schedule I hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), and Complete Solar Holding Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of such classes or series of Company Capital Stock or Solaria Capital Stock as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Capital Stock or Solaria Capital Stock, as applicable, together with any shares of Company Capital Stock or Solaria Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Jupiter Merger Sub I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror (“First Merger Sub”), Jupiter Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), the Company, and The Solaria Corporation, a Delaware corporation (“Solaria”) have entered into a Business Combination Agreement (as amended or modified from time to time, the “Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (a) First Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Acquiror on the terms and conditions set forth therein (the “First Merger”), and (b) immediately thereafter and as part of the same overall transaction as the First Merger, the Initial Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

COMPANY STOCKHOLDER SUPPORT AGREEMENT: COVENANTS

Section 1.1 Binding Effect of Combination Agreement. Each Company Stockholder hereby acknowledges that it has read the Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Stockholder shall be bound by and comply with Sections 6.5 (Acquisition Proposals) in respect of Acquisition Proposals regarding the Company and 11.12 (Publicity) of the Combination Agreement (and any relevant defined terms contained in any such Sections) as if (a) such Company Stockholder was an original signatory to the Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 6.5 of the Combination Agreement (other than Section 6.5(i) or for purposes of the definition of Acquisition Proposal) also referred to each such Company Stockholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the First Effective Time and (b) such date and time as the Combination Agreement shall be terminated in accordance with Article X thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Company Stockholder shall not, except as currently contemplated under the Required Transaction Merger Agreement with respect to the Required Transaction, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between the Company Stockholder and any Affiliate of the Company Stockholder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Agreement in the form attached hereto as Annex A to the extent such Affiliate is not already a party hereto.

Section 1.3 New Shares. In the event that (a) any Subject Shares are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares after the date of this Agreement or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Shares after the date of this Agreement (collectively, the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

Section 1.4 Company Stockholder Agreements. Hereafter until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company distributed by the Board of Directors of the Company or otherwise undertaken in connection with or as contemplated by the Combination Agreement or the transactions contemplated thereby, which written consent shall be delivered promptly, and in any event within two (2) Business Days, after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available (including on the SEC’s EDGAR website) to the Company’s stockholders, such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter):

(a) to approve and adopt the Combination Agreement and the transactions contemplated thereby, including the First Merger and the Second Merger;

(b) in any other circumstances upon which a consent, waiver or other approval may be required under the Company’s Governing Documents or under any agreements between the Company and its stockholders to implement the Combination Agreement or the transactions contemplated thereby, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(c) against any Combination Agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries (other than the Combination Agreement and the transactions contemplated thereby); and

(d) against any proposal, action or agreement that, to the knowledge of such Company Stockholder, would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Combination Agreement or the transactions contemplated thereby, including the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Combination Agreement or (C) result in any of the conditions set forth in Article IX of the Combination Agreement not being fulfilled.

Each Company Stockholder hereby agrees that it shall not commit in writing or agree in writing to take any action inconsistent with the foregoing.

Section 1.5 Affiliate Agreements. Each Company Stockholder, severally and not jointly, hereby agrees and consents on behalf of itself and each of its controlled Affiliates to the termination of all Affiliate Agreements set forth on Schedule II hereto to which such Company Stockholder is party, effective as of the First Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror.

Section 1.6 Amended and Restated Registration Rights Agreement. Each of the Company Stockholders set forth on Schedule III hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the First Effective Time, a duly-executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit C to the Combination Agreement (with such changes as may be agreed in writing by Acquiror and the Company).

Section 1.7 Lock-Up Agreement. Each of the Company Stockholders set forth on Schedule IV hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the First Effective Time, a duly-executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit D to the Combination Agreement (with such changes as may be agreed in writing by Acquiror and the Company).

Section 1.8 Board of Directors. From the Closing and provided that each Company Stockholder holds shares of the Company, at each of the first three annual meetings of the stockholders of Acquiror, however called, or at any adjournment thereof, each Company Stockholder hereby unconditionally and irrevocably agrees that such Company Stockholder shall (i) appear at each such meeting or otherwise cause all of its shares of Acquiror Common Stock to be counted as present thereat (to the extent entitled to vote thereto) for purposes of calculating a quorum and (ii) vote (or cause to be voted), all of its shares of Acquiror Common Stock (to the extent entitled to vote thereto) in favor of the First Sponsor Designee, if nominated and provided that such designee meets any generally-applicable qualification requirements for Directors set forth in the Certificate of Incorporation, bylaws or other written policy of Acquiror, for election to the Board of Directors of Acquiror.

Section 1.9 Further Assurances. Each Company Stockholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Mergers and the other transactions contemplated by this Agreement and the Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.10   No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that such Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder.

Section 1.11   No Challenges. Each Company Stockholder agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, First Merger Sub, Second Merger Sub the Company or any of their respective successors, directors, officers or Affiliates, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Stockholder from enforcing such Company Stockholder’s rights under this Agreement and the other agreements entered into by such Company Stockholder in connection herewith, including such Company Stockholder’s right to receive such Company Stockholder’s portion of the Aggregate Merger Consideration as provided in the Combination Agreement.

Section 1.12   Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Combination Agreement (including filings with, or submissions to, the SEC), except for any information that is subject to attorney-client privilege (provided, that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege).

Section 1.13   No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Company Stockholder is entering into this Agreement solely in the Company Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate of such Company Stockholder (including, for this purpose, any appointee or representative of such Company Stockholder on the Board of Directors of the Company), solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company).

Section 1.14   Power of Attorney. Each Company Stockholder, to the maximum extent not prohibited by applicable Law, does hereby constitute, appoint and grant to Acquiror full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments, including any and all amendments thereto, as may be required under the laws of the Cayman Islands or any other jurisdiction or otherwise in connection with the Company Stockholder Approvals (including executing and delivering the Lock-Up Agreement together with any and all amendments thereto on behalf of each Company Stockholder, any other Ancillary Agreement required to be executed by the Company Stockholders pursuant to the Combination Agreement together with any and all amendments thereto, and any document or instrument relating to such Person’s ownership of Company Capital Stock); provided, however, that the power of attorney granted to Acquiror hereunder shall not be used to take any actions pursuant to any amended provision of the Combination Agreement in the event the Combination Agreement is amended following the date hereof, to the extent any such amendment to the Combination Agreement (i) is adverse and disproportionate to the undersigned Company Stockholder in any respect relative to the Company under the terms of such amendment, or (ii) reduces the consideration payable under the Combination Agreement. The undersigned Company Stockholder hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of the Company Stockholders, as applicable, (regardless of whether the Company has notice thereof). The undersigned Company Stockholder agrees to execute such other documents as the Company may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 1.14. The undersigned Company Stockholder hereby approves, authorizes and ratifies everything which Acquiror shall lawfully do or purport to do pursuant to this Section 1.14.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a) Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder. Such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

(b) Ownership. Such Company Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares) affecting any such Subject Shares, other than Liens (a) pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Combination Agreement, (iv) any applicable securities Laws or (v) as set forth on Schedule V hereto or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Stockholder to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Combination Agreement. Such Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares other than as set forth in the Investors’ Rights Agreement. Other than as set forth opposite such Company Stockholder’s name on Schedule I hereto, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Stockholder or such Company Stockholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Stockholder or, to the knowledge of such Company Stockholder, threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Combination Agreement and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

(f)   Brokerage Fees. Except as described on Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Combination Agreement based upon arrangements made by such Company Stockholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Combination Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement.

Section 2.2 No Other Representations or Warranties. Except for the representations and warranties made by each Company Stockholder in this ARTICLE II, the Registration Rights Agreement or the Lock-Up Agreement, no Company Stockholder makes any express or implied representation or warranty to Acquiror in connection with this Agreement or the transactions contemplated by this Agreement in their capacity as an employee, officer or director of the Company (or a Subsidiary of the Company), and each Company Stockholder expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) immediately following Acquiror’s third annual meeting of stockholders following the Closing, (b) the written agreement of Acquiror, the Company and each Company Stockholder and (c) such date and time as the Combination Agreement shall be terminated in accordance with Article X thereof. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS: WAIVER OF JURY TRIAL.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding or Action brought in accordance with this Section 3.3. Service of process with respect to any such proceeding or Action may be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment; Waiver. This Agreement may not be amended or waived, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and each of the Company Stockholders that are materially adversely affected by such amendment or waiver.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours of the recipient (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Freedom Acquisition I Corp.
14 Wall Street, 20th Floor
New York
New York, 10005
Attention: Adam Gishen
Email: ag@freedomac1.com

with a copy to (which will not constitute notice):

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attention:	David M. Hernand
Brandon Bortner
E-mail:	davidhernand@paulhastings.com
brandonbortner@paulhastings.com

If to the Company:

Complete Solar Holding Corporation
3000 Executive Parkway, Suite 504
San Ramon, CA 94583
Attention: Will Anderson
Email: will@completesolar.com

with copies to each of (which shall not constitute notice):

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Attention: Matthew Hemington; Miguel Vega; John McKenna; Rishab Kumar
Email: hemingtonmb@cooley.com; mvega@cooley.com; jmckenna@cooley.com;

rkumar@cooley.com

If to a Company Stockholder:

To such Company Stockholder’s address set forth in Schedule I

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10   Several Liability. The liability of any Company Stockholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Company Stockholder be liable for any other Company Stockholder’s breach of such other Company Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

Section 3.11   Incorporation by Reference. Sections 11.5 (Rights of Third Parties), 11.6 (Expenses) and 11.16 (Non-Recourse) of the Combination Agreement apply to this Agreement, mutatis mutandis.

Section 3.12   Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

William J. Anderson

/s/ William J. Anderson

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

David J. Anderson

/s/ David J. Anderson

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

Ecosystem Integrity Fund II, L.P.

On behalf of itself and as nominee for
Ecosystem Integrity Fund II-A, LP

By:	EIF Partners II, LLC,
Its General Partner

By:	/s/ Devin Whatley
Name:Devin Whatley
Title: Managing Member

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

Mark Swanson

/s/ Mark Swanson

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

T.J. Rodgers

/s/ T.J. Rodgers

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

Rodgers Massey Revocable Living Trust

By:	/s/ T.J. Rodgers
T.J. Rodgers
Trustee

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

Vikas Desai

/s/ Vikas Desai

[Signature Page to Company Stockholder Support Agreement]

ACQUIROR:

FREEDOM ACQUISITION I CORP.

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Chief Executive Officer

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror and the Company have each caused this Company Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY:

COMPLETE SOLAR HOLDING CORPORATION

By:	/s/ William J. Anderson
	Name:	William J. Anderson
	Title:	Chief Executive Officer

[Signature Page to Company Stockholder Support Agreement]

Schedule I

Company Capital Stock

Holder	Company Capital Stock
Ecosystem Integrity Fund II LP	906,977 Series B Preferred Stock 628,524 Series C-1 Preferred Stock 9,867,622 Series C Preferred Stock 672,280 Series D-1 Preferred Stock 1,000,000 Series C Preferred Warrants
CRSEF Solis Holdings,L.L.C.	5,978,960 Common Warrants
William J. Anderson	838,750 Common Stock 2,200,000 Options and/or RSU’s
David J. Anderson	838,750 Common Stock 700,000 Options and/or RSU’s
Antonio Alvarez	None
Vikas Desai	None
Mark Swanson	None
T.J. Rodgers	None
Rodgers Massey Living Trust	None

Solaria Capital Stock

Holder	Solaria Capital Stock
Ecosystem Integrity Fund II LP	None
CRSEF Solis Holdings,L.L.C.	None
William J. Anderson	None
David J. Anderson	None
Antonio Alvarez	1,200,000 Options
Vikas Desai	1,170,575 Options
Mark Swanson	847,060 Options
T.J. Rodgers	30,000 Common Stock
Rodgers Massey Living Trust	2,362,776 Series E-1 Preferred Stock $2,000,000 SAFE Issued on December 24, 2020 $2,000,000 SAFE Issued on March 3, 2022

Schedule II

Affiliate Agreements

1.	Eighth Amended and Restated Investors’ Rights Agreement by and among Complete Solaria, Inc., the Key Holders (as defined therein) and the Investors (as defined therein), dated as of [●], 2022.

2.	Seventh Amended and Restated Voting Agreement by and among Complete Solaria, Inc., the Key Holders (as defined therein) and the Stockholders (as defined therein), dated as of [●], 2022.

3.	Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement by and among Complete Solaria, Inc., the Key Holders (as defined therein) and the Investors (as defined therein), dated as of [●], 2022.

Schedule III

Parties to Registration Rights Agreement

Ecosystem Integrity Fund II LP

CRSEF Solis Holdings, L.L.C.

William J. Anderson

David J. Anderson

Antonio Alvarez

Vikas Desai

Mark Swanson

T.J. Rodgers

Albert Luu

Rogers Massey Living Trust

[Schedule III to Company Stockholder Support Agreement]

Schedule IV

Parties to Lock-Up Agreement

Ecosystem Integrity Fund II LP

CRSEF Solis Holdings, L.L.C.

William J. Anderson

David J. Anderson

Antonio Alvarez

Vikas Desai

Mark Swanson

T.J. Rodgers

Albert Luu

Rogers Massey Living Trust

[Schedule IV to Stockholder Support Agreement]

Schedule V

Liens

1. None.

[Schedule V to Stockholder Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Stockholder Support Agreement, dated as of October 3, 2022 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”) by and among Freedom Acquisition I Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation), Complete Solar Holding Corporation, a Delaware corporation, and the Company Stockholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Company Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Company Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Stockholder Support Agreement]